Exhibit 11.1

dbbmckennon
Certified Public Accountants
Registered Firm - Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A, of our Independent Auditors' Report dated December 12, 2023, related to the consolidated financial statements of Investment Grade RE Income Fund LP as of June 30, 2023, and the six months then ended.

dbbmckennon

Newport Beach, California
December 12, 2023

dbbmckennon
Certified Public Accountants
Registered Firm - Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A, as amended, of our Independent Auditors' Report dated July 25, 2023, related to the consolidated financial statements of Investment Grade RE Income Fund LP as of December 31, 2022 and 2021, and the years then ended.

dbbmckennon

Newport Beach, California
September 15, 2023

20321 SW Birch Street, Suite 200 Newport Beach, California 92660-1756 P: 949.200.3280 F: 949.200.3281 www.dbbmckennon.com
Santa Monica Newport Beach San Diego